SPROTT PHYSICAL GOLD TRUST F-10

Exhibit 107

Calculation of Filing Fee Tables

F-10

(Form Type)

Sprott Physical Gold Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Units	457(o)	(1)	(1)	$2,000,000,000(2)	$0.00014760	$295,200
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$2,000,000,000		$295,200
	Total Fees Previously Paid							$0
	Total Fee Offsets							$127,465
	Net Fee Due							$167,735

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price of $2,000,000,000 for all units sold by Sprott Physical Gold Trust (the “Registrant”) pursuant to this registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all units sold by the Registrant pursuant to this registration statement exceed $2,000,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sprott Physical Gold Trust	F-10	333-266758	08/11/2022		$127,465(1)	Unallocated (Universal) Shelf	Units	Units	$1,375,027,885(2)
Fee Offset Sources	Sprott Physical Gold Trust	F-10	333-266758		08/11/2022						$144,804(1)

(1)	The Registrant previously paid $185,400 in registration fees (Registrant transferred funds of $144,804 and used available offsets to cover the remaining portion of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-266758) filed on August 11, 2022 (the “2022 Registration Statement”), pertaining to the registration of $2,000,000,000 of securities of the Registrant, $127,465 of the registration fees remained unutilized. As the total filing fee required for this Registration Statement is $295,200, taking into consideration the available offset of $127,465 from the 2022 Registration Statement, the amount paid herewith is $167,735.

(2)	The registrant has terminated or completed any offering that included the unsold securities under the 2022 Registration Statement.